Exhibit (10)(bw)

FORM OF A LETTER AGREEMENT REGARDING AMENDMENT OF STOCK
OPTION AGREEMENTS FOR NON-EMPLOYEE DIRECTORS

Met-Pro Corporation
P.O. Box 144
Harleysville, PA  19438

November 29, 2010

[name, address of director]

Dear _______:

As you know, the Board of Directors of Met-Pro Corporation (“Met-Pro”) approved changes to the standard terms and conditions of the stock options that had been granted to persons who were non-employee directors of Met-Pro as of February 1, 2010, and this letter agreement is intended to give effect to these new terms and conditions to the Met-Pro stock options that you own as of the date hereof.

The changes that were approved are as follows: (i) to provide for acceleration of the vesting of your existing stock options (the “Change in Acceleration Provision”) in the event that you cease to be a director of Met-Pro prior to their vesting (subject to exceptions, as specified below) and (ii) to extend under specified circumstances the period of time in which you may exercise stock options following the date that you cease to be a director of Met-Pro (the “Extension of the Exercise Period Provision”), with both of such provisions being upon the terms more specifically set forth herein.

Accordingly, this letter agreement, when signed by you and Met-Pro, shall constitute an amendment of all stock option agreements (the “Stock Option Agreements”) between you and Met-Pro existing as of the date hereof, to the extent and upon the provisions herein set forth. Terms used but not defined herein shall have such meaning as is ascribed to them by the Stock Option Agreements. Specifically, the Stock Option Agreements are hereby amended as follows:

1.	Acceleration of Vesting In the Event of Certain Reasons for Cessation of Service as a Director

As of the date hereof, the effect of the Change in Acceleration Provision is that if you cease to be a director of Met-Pro prior to the vesting of any stock options that were granted to you by Met-Pro prior to the date hereof, then all such unvested stock options shall accelerate and be exercisable upon the date that you cease to be a director of Met-Pro.

However, this does not apply if the reason that you cease to be a director is because you are removed for Cause as a director. Nor does this affect the provisions referenced below in “Savings Provisions” that provide for the immediate expiration of your stock options, whether vested or not, under certain circumstances.

2.	Extension of Period in Which Exercisable Options May Be Exercised

The Stock Option Agreements presently provide that exercisable stock options may be exercised until the earlier of ten (10) years after the date of grant or two or fewer years after the date of cessation of services as a Director. The effect of the Extension of Exercise Period Provision is to change such two or fewer year time period to five (5) years.

Specifically, it is hereby agreed that in the event of the cessation of your services to Met-Pro as a director, your stock options shall expire and cease to be exercisable upon the earlier of (i) the fifth (5th) anniversary of such cessation of services or (ii) the tenth (10th) anniversary of the date of grant of  any such stock option.

This provision is, however, subject to the Savings Provision set forth in Section 3 below.

3.	Savings Provision—Provisions Not Changed

For the avoidance of doubt, it is stated that nothing in this letter agreement modifies the provisions of the Stock Option Agreements that provide that your stock options, whether vested or not, shall automatically expire without any further act by either you or Met-Pro and shall not be exercisable upon the date of the occurrence of any of the following:

FORM OF A LETTER AGREEMENT REGARDING AMENDMENT OF STOCK
OPTION AGREEMENTS FOR NON-EMPLOYEE DIRECTORS

o	Your removal for Cause as a director of Met-Pro;

o	Your commission of any act for which either criminal or civil penalties may be sought;

o	Your willful violation of any of Met-Pro’s written policies;

o	Your engaging in any activity which is in competition with Met-Pro, or any parent or subsidiary of Met-Pro; or

o	Your unauthorized disclosure of any confidential information or trade secrets of Met-Pro or of any parent or subsidiary of Met-Pro.

Except as set forth herein, it is agreed that the Stock Option Agreements are in full force and effect and have not been modified or amended. In the event of any conflict between the terms of the Stock Option Agreements and the terms of this letter agreement, this letter agreement shall govern.

Very truly yours,

MET-PRO CORPORATION

BY: /s/ Gary J. Morgan
       Gary J. Morgan, CFO

ACCEPTED AND AGREED:

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